The portion of this Exhibit 10.10 marked “******” has been omitted and confidentially filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                                            Date: August 24, 2007

******

ADDENDUM NO. ONE

TO
MEMORANDUM OF AGREEMENT DATED AUGUST 24, 2007
BETWEEN
******, as guaranteed by
******
AND

WATERMAN STEAMSHIP CORPORATION, as guaranteed by INTERNATIONAL SHIPHOLDING CORPORATION

With reference to the above captioned Memorandum of Agreement (MOA), it is this day mutually confirmed and agreed between ******, as guaranteed by ****** (the "SELLERS") and WATERMAN STEAMSHIP CORPORATION, as guaranteed by INTERNATIONAL SHIPHOLDING CORPORATION (the "BUYERS"), that:

1.	With reference to Box 11 of the above captioned MOA, the Vessel Price is ******.

2.
The sale and purchase commission payable by Sellers to ****** in the sum of ****** will be paid by way of adding to the agreed daily Time Charter Hire. Settlement of such commission will be made in a manner as agreed between Buyers and ******.

All other terms and conditions of the above captioned MOA remain unchanged.

Sellers:
******
as guaranteed by

******

___________________________
By:     ******
Title:    ATTORNEY-IN-FACT

Buyers:
WATERMAN STEAMSHIP CORPORATION
as guaranteed by
INTERNATIONAL SHIPHOLDING CORPORATION

____________________________________
By:     Niels M. Johnsen
Title: Chairman

Issued
Amended
Amended
Amended
Amended

Dec. 16. 1965 Jul. 13. 1971 Mar. 16. 1977 Sep. 9. 1993 Nov. 2.      1999
MEMORANDUM OF AGREEMENT
The Documentary Committee of The Japan Shipping Exchange, Inc.

~~Place and~~ Date of Agreement
August 24 , 2007	Code Name: NIPPON SALE 1999	(Part I)
1. Sellers (Preamble)	2. Buyers (Preamble)
******,	Waterman Steamship	Corporation
as guaranteed by by	as guaranteed by
******	International Shipholding Corporation

3. Vessel's name (Preamble)	4. Flag/Registry (Preamble, Cl. 3 (a) (ii) )
******	Panamanian
5. Class (Preamble, CI. 6 (b))	6. Built (year and builder's name) (Preamble)
KR	******
******
7. Gross register tonnage (Preamble)	8. Summer deadweight tonnage (Preamble)
59,217	18,381
9. ~~Place/Date of superficial inspection (Preamble, CL 5 (a), Cl. 10)~~	10. ~~Place/date of class records examination (Preamble)~~
11. Purchase Price (C1. I)
As agreed.
12. Place of closing (CI. 3 (c))
Tokyo, Singapore and New York
13. Delivery range (CI. 4 (a), CI. 6 (e)(i), (I)
Singapore
14. Delivery period (CI. 4 (a)) and Cancelling Date (CI. 4 (a), (d), (e))
September 7-14, 2007
15. Places (Cl. 2 (a), CI. 4 (c))
Singapore
16. Liquidated damages, per day (CI. 7 (c)	The additional clauses, if any, numbered from 16 to [		22	]
$20,000	shall be deemed to be fully incorporated into this Agreement.
..
It IS mutually agreed that this Agreement shall be performed in accordance with the terms and conditions contained herein.
Signature (Sellers)                                                                                    Signature (Buyers)
******                                                                                    Waterman Steamship Corporation
as guaranteed by                                                                                    as guaranteed by
******                                                                                    International Shipholding Corporation

By:  _________________________________________                                                                                                 By:  __________________________________________

                    Niels M. Johnsen

Title:              ******                                                                                                       Title:  Chairman

(Part II)

NIPPONSALE 1999

IT IS THIS DAY MUTUALLY AGREED between the Sellers  referred to in Box 1 ("the Sellers") and the Buyers referred to in Box 2 ("the Buyers") that the Sellers shall sell and the Buyers shall buy the Vessel named in Box 3 with particulars as referred to in Boxes 4 - 8 ("the Vessel"),  ~~which has been accepted by the Buyers following their superficial inspection of the Vessel and examination of her class records as referred to in Boxes 9 and 10 respectively~~ on the following terms and conditions.

1.	PURCHASE PRICE9
The purchase price of the Vessel ("the Purchase Price") shall be 10 as stated in Box 11.

2. PAYMENT SEE CLAUSE 16

(a)~~As security for the fulfillment of this agreement, the Buyers shall remit a deposit of ten (10) per cent of the Purchase Price (“the Deposit”) to a bank nominated by the Sellers within three (3) bank days (being days on which banks are open for the transaction of business in the place stated in Box 15 (“Banking Days”)), from the date of this Agreement, in the names of both the Sellers and the Buyers. Any interest earned on the Deposit shall be credited to the Buyers. Bank charges on the Deposit shall be borne equally by the Sellers and the Buyers. The Deposit shall be paid to the Sellers as a part of the Purchase Price in the same manner as the balance of the ninety (90) per cent of the Purchase Price as provided for hereunder.~~

(b) ~~The Buyers shall remit the balance of the Purchase Price by telegraphic transfer to the said bank immediately after the Notice of Readiness for Delivery is tendered by the Sellers as per clause 7 of this agreement. The balance shall be paid to the Sellers together with the Deposit against the Protocol of Delivery and Acceptance being duly signed by a representative of each party at the time of delivery of the Vessel.~~

3.	DOCUMENTATIONSEE CLAUSES 18 AND 19
(a)~~At the time of delivery of the Vessel, the Sellers shall provide the Buyers with the following documents:~~
(i) ~~the Bill of Sale, duly notarized by a Notary Public, specifying that the Vessel is free from all debts, encumbrances, mortgages and maritime liens; and~~
(ii) ~~a letter from the Sellers undertaking to supply a Deletion Certificate from the Registry stated in Box 4 as soon as practicable after the Vessel's delivery; and~~
(iii) ~~such other documents as may be mutually agreed.~~
(b)Upon delivery the Buyers and the Sellers shall execute and exchange a Protocol of Delivery and Acceptance, thereby confirming the date and time of delivery of the Vessel.
(c) Closing shall take place at the place stated in Box 12.

4.	DELIVERY PLACE AND TIME
(a)The Sellers shall ensure that the Vessel is ready for delivery within the Delivery Range stated in Box 13 not before and not later than the dates stated in Box 14, the latter date being the Cancelling Sate.
(b)The Sellers shall keep the Buyers informed of the Vessel’s itinerary and give the Buyers ~~thirty (30),~~ fifteen (15), seven (7) and three (3) days notice of the expected date and place of readiness for delivery.
(c)In the event that the Vessel is not ready for delivery on or before the Cancelling Date, the Buyers shall have the option of cancelling this Agreement, provided such option shall be exercised in writing within two (2) Working Days (which shall be the days not falling on Saturdays, Sundays or Public holidays in the place stated in Box 15) from the Cancelling Date. ~~However, if the failure to deliver the Vessel is caused by any event over which the Sellers have no control, then the Cancelling Date shall be extended by the corresponding time lost due to such event but in no case shall such extension be for a period of more than thirty (30) days.~~

(d)In the event the Buyers do not elect to exercise the option to cancel this Agreement in accordance with sub-clause (c)  above, they shall have the right to designate a new date for delivery  of the Vessel, provided such right is exercised in writing  within two (2) Working Days from the Cancelling Date, and  such designated date shall be the new Cancelling Date as if stated in Box 14. However if no new Cancelling Date is  designated by the Buyers in accordance with this sub-clause  there shall be no further Cancelling Date and the Sellers shall  deliver the Vessel as soon as practicable.

(e) Notwithstanding the exercise of due diligence by them, if the Sellers anticipate that the Vessel will not be ready for delivery by the Cancelling Date, (whether it be the first agreed Cancelling Date or any subsequent Cancelling Date as provided for in sub-clause (d) above), then the Sellers may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing that that date shall be the new Cancelling Date. Upon receipt of such notification the Buyers shall have the option to cancel this Agreement, provided such option is exercised in writing within two (2) Working Days from the receipt of the aforesaid notification from the Sellers. If the Buyers do not exercise the option to cancel this Agreement, the date proposed by the Sellers shall be the new Cancelling Date as if stated in Box 14.

5.  DELIVERY CONDITION93

(a)The Sellers shall deliver the Vessel to the Buyers ~~in substantially the same condition as when the Vessel was inspected by the Buyers at the place stated in Box 9, fair wear and tear expected, but~~ recommendations and average damage affecting her present class and with all her class, national and international trading certificates clean and valid at the time of delivery.

(b)Upon the Vessel being delivered to and accepted by the Buyers in accordance with this Agreement the Sellers shall have no liability whatsoever for any fault or deficiency in their description of the Vessel or for any defects in the Vessel regardless of whether such defect was apparent or latent at the time of delivery.

6.  UNDERWATER INSPECTION107
(a)The Sellers may deliver the Vessel without drydocking, subject to the following provisions.

(b) Prior to delivery of the Vessel the Buyers shall have the right to have divers approved by a classification society referred to in Box 5 ("the Classification Society"), carry out an inspection of the Vessel's underwater parts below the summer load line in the presence of a surveyor of the Classification Society arranged by the Sellers. Such inspection, if any, is to be at the Buyers' arrangement, risk and expense and is not to interfere with the Vessel's operation and delivery schedule.

(c)The Buyers shall give a written notice of their intention to have an underwater inspection carried out within two (2) days from the receipt of the seven (7) days notice stipulated in sub-clause (b) of Clause 4. If the Buyers fail to give such a written notice within two (2) days, they shall lose their right to have an underwater inspection.

(d)Upon receipt of the Buyers' notice the Sellers shall arrange with the Classification Society to carry out an underwater inspection. The cost of the underwater inspection shall be borne by the Buyers unless damage affecting the class is found, in which case the Sellers shall bear the cost.

(e)Should any damage affecting the class be found by such divers' inspection the following shall apply:

(i) where the damage is of such nature that repairs are not required prior to the next scheduled drydocking by the Classification Society, then the Sellers and the Buyers shall each select a reputable shipyard in the Delivery Range stated in Box 13 or near thereto and obtain from such shipyard a quotation for the cost of repairs of the damage. Each quotation is to be for the direct repair costs of the damage only and is not to include the cost of

NIPPONSALE 1999

dockage and general service expenses. The Sellers shall then have the option to either repair the damage prior to delivery of the Vessel or deliver the Vessel without the damage being repaired with a reduction from the Purchase Price of the estimated cost of repairs. The estimated cost of repairs shall be defined as the average of the two quotations obtained from the two shipyards;

(ii)where the damage is of such nature that repairs are required prior to the next scheduled drydocking by the Classification Society, then the Sellers shall repair the damage at their cost and expense and to the Classification Society's satisfaction.

(f)In the event that the Vessel is drydocked to effect repairs of  damage in accordance with sub-clause (e) hereof, the Sellers shall have the right to designate the drydock place as the new delivery place if such drydock place is within the Delivery Range stated in Box 13. In such event the Buyers shall have the right to clean and paint the underwater parts of the Vessel at their risk and expense and without interfering with the work of the Sellers and a surveyor of the Classification Society and without affecting the Vessel's delivery schedule. However if the Buyers' work in drydock is still in progress when the Sellers have completed their work, then the additional docking period necessary for  completing such work shall be at the Buyers' risk and  expense, in which event the Sellers shall have the right to tender a Notice of Readiness for Delivery on or after completion of their work.

(g)~~If repairs are required in accordance with sub-clause (e) hereof, then the Cancelling Date shall be extended by the corresponding time lost to effect such repairs provided that such extension shall not in any event exceed thirty (30) days.~~

7.NOTICE OF READINESS AND LIQUIDATED DAMAGES
(a)When the Vessel becomes ready for delivery, the Sellers shall tender to the Buyers a Notice of Readiness for Delivery.
(b)The Buyers shall take over the Vessel within three (3) Banking Days from the day of receipt of such Notice of Readiness for Delivery.

(c) In the event the Buyers do not take delivery of the Vessel  within the period specified above, the Buyers shall pay to  the Sellers for each day of the delay up to the tenth (10"') day  of the delay the liquidated damages as stated in Box 16. If the delay exceeds ten (10) days then the Sellers shall have the right to cancel this Agreement, ~~and claim damages for their losses following therefrom.~~

8. TOTAL LOSS AND FORCE MAJEURE
Should, before delivery, the Vessel become an actual, constructive or compromised total loss (not being a result of an  act or omission of the Sellers committed with the intent to cause such total loss or recklessly and with knowledge that such total loss would probably result there from), or should the Vessel not be able to be delivered before the Cancelling Date through the outbreak of war, the restraint of Governments, Princes or People, political reasons or any other cause over which the Sellers have no control, then this Agreement shall be null and void and neither party shall be liable to the other. In such event the Deposit together with interest accrued .thereon, if any, shall be immediately released in full to the Buyers.

9.	TRANSFER OF TITLE AND RISK
Title and risk to the Vessel, together with everything belonging to her, shall pass to the Buyers upon both payment of the Purchase Price and delivery of tbe Vessel having occurred. Delivery of the Vessel shall be deemed to take place at the date I and time specified in the Protocol of Delivery and Acceptance.

10.	BELONGINGS AND BUNKERS
The Sellers shall deliver to the Buyers the Vessel with everything belonging to her ~~at the time of the superficial inspection referred to in Box 9~~ including all spare parts, stores and equipment, on board or on shore, used or unused, ~~except such things as are in the normal course of operations used during the period between the superficial inspection and delivery~~. The Sellers shall provide the Buyers with an inventory list at the time of delivery. ~~Forwarding charges if any, shall be for the Buyer’s account~~. The Buyers shall take over and pay the Sellers for the remaining ~~bunkers and~~ unused lubricating oils at the last purchased prices evidenced by supporting vouchers. Payment under this clause shall be made ~~on or prior to delivery of the Vessel in the same currency as the Purchase Price.~~.  as agreed

11.	EXCLUSION FROM THE SALE
The Sellers have the right to take ashore all crockery, cutlery, linen and other articles bearing the Sellers' flag or name, provided the Sellers substitute the same for an equivalent number and type of similar unmarked items. Books, cassettes and forms etc., exclusively for use by the Sellers on the Vessel, shall betaken ashore before delivery. Personal effects of the Master Officers and Crew including slop chest and hired equipment, if  any, are excluded from this sale and shall be removed by the Sellers prior to delivery of the Vessel.

12.	CHANGE OF NAME ETC.
The Buyers undertake to change the name of the Vessel and alter the funnel markings upon delivery of the Vessel.

13. ENCUMBRANCES ETC.
The Sellers shall deliver to the Buyers the Vessel free from all debts, encumbrances, mortgages and maritime liens. The Sellers hereby undertake to indemnify the Buyers against all claims of whatever nature made against the Vessel in respect of liabilities incurred prior to the time of delivery.

14.	DEFAULT AND COMPENSATION

(a) Should the Buyers default in the payment of the Deposit or   the balance of the Purchase Price in the manner and within the time herein specified, or the Buyers otherwise fail to perform their obligations under this Agreement and such failure is not remedied within seven (7) days following receipt of a notice of default from the Sellers to the Buyers, then the Sellers shall have the right to cancel this Agreement. In such event the Deposit if already paid, together with interest accrued thereon, if any, shall be forfeited to the Sellers. If the Deposit has not yet been paid the Sellers shall have the right to receive the amount equivalent to the Deposit from the Buyers. If the Deposit or the amount equivalent to the Deposit does not cover the Sellers' losses, the Sellers shall have the right to claim further compensation from the Buyers to recover such losses.

(b) Should the Sellers default in the delivery of the Vessel with everything belonging to her in the manner and within the time herein specified, or the Sellers otherwise fail to perform their obligations under this Agreement and such failure is not remedied within seven (7) days following receipt of a notice of default from the Buyers to the Sellers, then the Buyers shall have the right to cancel this Agreement. In such event the Buyers shall have the right to be paid the amount equivalent to tbe Deposit by the Sellers and the Deposit, if already paid, together with interest accrued thereon, if any, shall be released to the Buyers. If the amount equivalent to the Deposit does not cover the Buyers' losses the Buyers shall have the right to claim further compensation from the Sellers to recover such losses.

15.	ARBITRATION266
Any and all disputes arising out of or in connection with this Agreement shall be submitted to arbitration held in Tokyo at the Tokyo Maritime Arbitration Commission ("TOMAC") of The Japan Shipping Exchange, Inc. in accordance with the Rules of TO MAC and any amendments thereto, and the award given by the arbitrators shall be final and binding on both Parties.

Rider to Memorandum of Agreement (MOA) dated August 24. 2007

******

16.
Buyers shall pay within three (3) banking days from the date of lifting all subjects to this Agreement a deposit of ten (10) percent of purchase money. This amount shall be deposited in a joint escrow account established at the DnB NOR Bank ASA, Singapore and held by them in the names of Sellers and Buyers.

Buyers shall remit the balance of purchase money to said joint escrow account at the DnB NOR Bank ASA, Singapore not later than two (2) banking days prior to the expected date of delivery of the Vessel.

Both interests of the ten (10) percent deposit and the balance of the Purchase Money, if any, and any bank charges shall be for Buyers' account. The ten (10) percent deposit and balance of the Purchase Money will be released to Sellers upon presentation of a Protocol of Delivery and Acceptance duly signed by Sellers and Buyers. If a Protocol of Delivery and Acceptance is not presented, the ten (10) percent deposit and balance of the Purchase Money will be released to Buyers.

17.	Before delivery, Sellers shall furnish Buyers with a copy of the Vessel's current Provisional or Permanent Registration of Navigation.

18.	At the time of delivery of the Vessel, the Sellers shall furnish the Buyers with the following documents:

a)
the Bill of Sale on United States Coast Guard form attached as Exhibit A, duly attested by a Notary Public and Apostilled, specifying that the Vessel is free from all debts, encumbrances and maritime lines,

b)	a Certification of Ownership issued by the Panamanian Authorities which shows ownership of the Vessel and that the Vessel is free from vessel's mortgages, encumbrances, debts and liens,

        c)           a permission of Sale and Transfer issued by the Panamanian Authorities,

d)	a letter from the Sellers undertaking to supply a Deletion Certificate from the Panama Registry after the Vessel's delivery, and

e)
such other documents including required Powers of Attorney and Corporate Authorizations duly notarized and Apostilled as may be reasonably required by Buyers and by Buyers' flag for registration purpose only,

f)	the documents mentioned in subclauses a), b), c) and d) above shall be executed in English.

19.
Sellers shall, at the time of delivery, hand to the Buyers all classification certificates as well as all plans, etc., which are not required to return to registry/KR or relative authorities. After delivery of the vessel, other technical documentation which may be in the Sellers' possession shall promptly upon the Buyers' instructions be forwarded to the Buyers. The Sellers may keep the log books, but the Buyers has the right to take copies of same.

20.
Sellers agree that Buyers's officers and representatives may join the Vessel for familiarization purposes before delivery to Buyers in which case Buyers will take responsibility for costs incurred for its officers and representatives during their stay onboard an for any accidents or injury and/or loss of life of Buyers' officers or representatives which occur during their stay onboard the Vessel. Sellers also agree that Buyers may borrow Sellers' officers ex the Vessel after delivery of the Vessel to Buyers subject to the Buyers' paying the agreed amount of cost to Sellers and taking responsibility for such Sellers' officers' accidents of injury and/or loss of life.
21.	This MOA is subject to the United States Government authorities approval.
22.	The terms and conditions of this MOA are strictly confidential.